2021 Third Quarter Results Gentherm, Inc. October 28, 2021 Exhibit 99.2

Forward-Looking Statement Except for historical information contained herein, statements in this presentation are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this presentation are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that: the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries, global supply chain and global economy, which had, and may continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, business operations and stock price; borrowing availability under the Company’s revolving credit facility, the loss of any key suppliers, or any material delays in the supply chain of the Company or the OEMs and Tier 1s supplied by the Company, including resulting from a shortage of key components (such as the significant supply disruptions currently faced by the automotive industry, including relating to semiconductors); reductions in the Company’s manufacturing capacity and productivity due to adverse impacts of shifts and turnover in the labor market; the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable; the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all; the macroeconomic environment, including its impact on the automotive industry, which is cyclical; any significant declines or slower growth than anticipated in light vehicle production, and in particular in markets for electric vehicles; market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources; shifting customer preferences, including due to the evolving use of automobiles and technology; the Company’s ability to project future sales volumes, based on which the Company manages its business; reductions in new business awards, which were limited in 2020, and could be limited in the future, due to COVID-19, global supply chain challenges and related uncertainties; the Company’s ability to convert new business awards into product revenues; managing the Company’s growth effectively and to integrate successfully any recent business ventures, acquisitions, and strategic investments and alliances into the Company’s business; the loss or insolvency of any of the Company’s key customers; the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers; the feasibility of Company’s development of new products on a timely, cost effective basis, or at all; security breaches and other disruptions to the Company’s IT systems; work stoppages impacting the Company, its suppliers or customers; changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs; unfavorable changes to currency exchange rates; the Company’s ability to protect its intellectual property in certain jurisdictions; the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings; and compliance with, and increased costs related to, domestic and international regulations. The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this presentation does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 2

Use of Non-GAAP Financial Measures* In addition to the results reported herein in accordance with GAAP, the Company has provided here or elsewhere Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS, Free Cash Flow, Net Debt and Revenue excluding the impact of foreign currency translation, each a non-GAAP financial measure. See the Company’s earnings release dated October 28, 2021 for the definitions of each non-GAAP financial measure, information regarding why the Company utilizes such non-GAAP measures as supplemental measures of performance or liquidity, and their limitations.    * See Appendix for certain reconciliations of GAAP to non-GAAP historical financial measures 3

Automotive 3Q 2021 Highlights 4 Continued strong execution in Automotive 11 Vehicle launches with 6 OEMs Multiple CCS® product launches GM Hummer EV Great Wall WEY Nissan Infinity QX60 2021 Automotive News PACEpilot award winner Multiple BPS development projects for proprietary thin foil technology Partnership with Datang NXP Semiconductors to develop innovative cell connecting system

New Automotive Business Awards 5 Continued momentum in new business awards $260M in awards across 13 OEMs in 3Q 2021 Multiple CCS® awards Ford Kia Lincoln Next-gen Dodge Ram CCS and Seat Heater awards 4 Steering Wheel Heater awards across 4 OEMs Air-cooling Battery Thermal Management award with Hyundai and Renault

Medical 3Q 2021 Highlights 6 Well positioned to grow the Medical business Increased Blanketrol® market share Replacing competitive devices at the Mayo Clinic in Rochester, MN Large upgrade award from Massachusetts General in Boston Hemotherm award from HCA Healthcare, Nashville, TN Increasing customer demand

Selected Income Statement Data 7 Three Months Ended September 30, Nine Months Ended September 30, (Dollars in thousands, except per share data)

Selected Balance Sheet Data 8 (Dollars in thousands)

2021 Guidance Based on the current forecast of customer orders, production outlook and supply chain constraints for the balance of 2021. Foreign exchange rate assumed at current levels. Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact net income margin, such as foreign currency gains and losses, we are unable to reasonably estimate net income margin, the GAAP financial measure most directly comparable to Adjusted EBITDA margin. Accordingly, we are unable to provide a reconciliation of Adjusted EBITDA margin to net income margin with respect to the guidance provided. 9

Appendix 10

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin 11 Three Months Ended September 30, Nine Months Ended September 30, (Dollars in thousands)

Reconciliation of Adjusted EPS 12 Three Months Ended September 30, Nine Months Ended September 30,